Exhibit 99.1

Kadmon Announces that KD025 Met Primary Endpoint at Interim Analysis of Pivotal Trial in Chronic Graft-Versus-Host Disease

KD025 Achieved ORRs of 64% with KD025 200 mg QD and 67% with KD025 200 mg BID

Conference Call Today at 5:00 p.m. Eastern Time

NEW YORK, November 11, 2019 – Kadmon Holdings, Inc. (NYSE: KDMN) today announced positive topline results from the planned interim analysis of ROCKstar (KD025-213), the fully enrolled pivotal trial evaluating KD025 in patients with chronic graft-versus-host disease (cGVHD) who have received at least two prior lines of systemic therapy. The trial met the primary endpoint of Overall Response Rate (ORR) at the interim analysis, which was conducted as scheduled two months after completion of enrollment.

KD025 showed statistically significant ORRs of 64% with KD025 200 mg once daily (QD) (95% Confidence Interval (CI): 51%, 75%; p<0.0001) and 67% with KD025 200 mg twice daily (BID) (95% CI: 54%, 78%; p<0.0001). KD025 has been well tolerated and adverse events have been consistent with those expected in the patient population.

“We are extremely pleased with the outcomes of the interim analysis, which showed that KD025 has already greatly exceeded the threshold for success in this pivotal trial,” said Harlan W. Waksal, M.D., President and CEO of Kadmon. “We look forward to sharing these results with the FDA at a pre-NDA meeting, where we will also discuss the timing for a regulatory filing for KD025 in cGVHD, which we expect to occur in 2020, subject to FDA input.”

“KD025 was shown to be a highly active and well-tolerated therapy across the spectrum of this complex, multi-organ disease,” said Corey Cutler, MD, MPH, FRCPC, Associate Professor of Medicine, Harvard Medical School; Medical Director, Adult Stem Cell Transplantation Program, Dana-Farber Cancer Institute and a KD025-213 study investigator and Steering Committee member. “The response rates observed are particularly impressive since this study is being conducted in a real-world population with severe disease, supporting the potential role of KD025 in cGVHD patients who are in need of effective and well-tolerated therapies.”

“It is highly encouraging to see the positive results from the pivotal trial are in line with those observed in the earlier Phase 2 study of KD025 in this difficult-to-treat disease,” said Madan Jagasia, MD, Vanderbilt University, an investigator of the KD025-208 and KD025-213 studies and the KD025-213 Steering Committee chair. “These latest KD025 data continue to underscore the value that KD025 may offer to cGVHD patients.”

KD025-213 is an ongoing open-label trial of KD025 in adults and adolescents with cGVHD who have received at least two prior lines of systemic therapy. Patients were randomized to receive KD025 200 mg QD or KD025 200 mg BID, enrolling 66 patients per arm. Statistical significance is achieved if the lower bound of the 95% CI of ORR exceeds 30%, which was achieved in both arms of the trial at the interim analysis.

While the ORR endpoint was met at the interim analysis, the primary analysis of the KD025-213 study will occur in the first quarter of 2020, six months after completion of enrollment. This analysis will include updated safety data and efficacy data, including ORRs and secondary endpoints, such as duration of response, changes in corticosteroid dose and changes in quality of life. Kadmon plans to submit results from the KD025-213 study for presentation at an upcoming scientific meeting.

Conference Call and Webcast

Kadmon will host a conference call and webcast on Monday, November 11, 2019, at 5:00 p.m., Eastern time, to discuss the topline results of the interim analysis of the KD025-213 study.

To participate in the conference call, please dial (866) 762-3021 (domestic) or (703) 925-2661 (international) and reference the conference ID: 6468498. The accompanying slides will be available for download on Kadmon’s website beginning at 5:00 p.m. Eastern time.

To listen online via webcast, please visit: https://edge.media-server.com/mmc/p/9b9w8p38. The webcast will be archived and will be available at http://investors.kadmon.com/presentations-and-events.

About KD025

KD025 is a selective oral inhibitor of Rho-associated coiled-coil kinase 2 (ROCK2), a signaling pathway that modulates inflammatory response. In addition to cGVHD, KD025 is being studied in an ongoing Phase 2 clinical trial in adults with diffuse cutaneous systemic sclerosis (KD025-209). KD025 was granted Breakthrough Therapy Designation and Orphan Drug Designation by the U.S. Food and Drug Administration for the treatment of patients with cGVHD who have received at least two prior lines of systemic therapy.

About cGVHD

cGVHD is a common and often fatal complication following hematopoietic stem cell transplantation. In cGVHD, transplanted immune cells (graft) attack the patient’s cells (host), leading to inflammation and fibrosis in multiple tissues, including skin, mouth, eye, joints, liver, lung, esophagus and gastrointestinal tract. Approximately 14,000 patients in the United States are currently living with cGVHD, and approximately 5,000 new patients are diagnosed with cGVHD per year.

About Kadmon

Kadmon is a biopharmaceutical company developing innovative products for significant unmet medical needs. Our product pipeline is focused on inflammatory and fibrotic diseases as well as immuno-oncology.

Forward Looking Statements

This press release contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, including KD025-213, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates, including KD025; (iv) the timing or likelihood of regulatory filings and approvals, including in connection with KD025-213; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii) the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding; (xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; (xix) our ability to attract and retain qualified employees and key personnel; (xx) our ability to achieve cost savings and other benefits from our efforts to streamline our operations and to not harm our business with such efforts; (xxi) the use of proceeds from our recent public offerings; (xxii) the potential benefits of any of our product candidates being granted orphan drug designation; (xxiii) the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or (xxiv)  other risks and uncertainties. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in Kadmon’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including Kadmon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. Kadmon assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact Information

Ellen Cavaleri, Investor Relations

646.490.2989

ellen.cavaleri@kadmon.com